EXHIBIT 99.1--Portion of Press Release dated October 10, 2001
-------------------------------------------------------------

                  REDBACK NETWORKS ANNOUNCES THIRD QUARTER 2001
                                OPERATING RESULTS

SAN JOSE, Calif., October 10, 2001 - Redback Networks Inc. (NASDAQ: RBAK), a leading provider of next-generation metro broadband and optical networking equipment, today announced results for the fiscal quarter ended September 30, 2001. Net revenue for the third quarter of 2001 was $37.0 million, compared with $59.4 million in the prior quarter and $80.6 million for the same period in the prior year. Pro forma net loss for the third quarter of 2001 was $40.9 million or $0.28 per share, compared to pro forma net loss of $0.26 per share for Q2 2001 and $0.02 per share net income, using fully diluted shares, for the same period one year ago.

In Q3 2001 the company conducted an assessment of its long-lived assets and recorded a reduction in the carrying value of goodwill of approximately $2.7 billion. This reduction resulted from the recent sustained decline in the company's market capitalization and the uncertain near term outlook for the company, consistent with the telecommunications industry.

Concurrently, based on this reduced outlook, the Company recorded GAAP reserves and write-offs in Q3 of $42.4 million for inventory and related claims and commitments in excess of projected demand, $59.3 million for excess facilities, fixed assets and related costs, and $1.1 million for investment impairments.

Including these impairment charges and stock and other compensation related charges, and amortization of intangibles, the fiscal third quarter, 2001 GAAP loss was $3.2 billion.

In addition, under a headcount reduction program announced in October 2001, the Company expects to record a GAAP restructuring reserve of $4.0 million for severance and related benefits in the fourth quarter of 2001.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including Redback Networks expected GAAP restructuring reserve of $4.0 million for severance and related benefits in the fourth quarter of 2001. Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. If the amount of the restructuring charges exceed the expected reserve Redback may have to take additional reserves in the fourth quarter of 2001. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

                            Redback Networks, Inc.
           Pro Forma Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                  (unaudited)

                                                          Three Months Ended               Nine Months Ended
                                                      September 30,   September 30,  September 30,   September 30,
                                                          2001            2000           2001            2000
                                                       ---------       ---------      ---------       ---------
Net revenues                                           $  37,001       $  80,558      $ 187,365       $ 163,449
Cost of revenues                                          25,860          32,030        118,619          54,098
                                                       ---------       ---------      ---------       ---------
Pro forma gross margin                                    11,141          48,528         68,746         109,351
                                                       ---------       ---------      ---------       ---------

Operating expenses:
       Research and development                           25,934          22,639         83,438          58,561
       Selling, general and administrative                25,135          23,732         82,694          53,584
                                                       ---------       ---------      ---------       ---------
           Total operating expenses                       51,069          46,371        166,132         112,145
                                                       ---------       ---------      ---------       ---------

Pro forma income (loss) from operations                  (39,928)          2,157        (97,386)         (2,794)

Other income/(expense), net                                 (988)          1,071          1,075           1,789
                                                       ---------       ---------      ---------       ---------


Pro forma net income (loss)                            $ (40,916)      $   3,228      $ (96,311)      $  (1,005)
                                                       =========       =========      =========       =========

Pro forma net income (loss) per basic share            $   (0.28)      $    0.03      $   (0.68)      $   (0.01)
                                                       =========       =========      =========       =========
Pro forma net income (loss) per diluted share          $   (0.28)      $    0.02      $   (0.68)      $   (0.01)
                                                       =========       =========      =========       =========
Shares used in computing pro forma basic
       net income (loss) per share                       145,475         123,478        141,250         110,403
                                                       =========       =========      =========       =========
Shares used in computing pro forma diluted
       net income (loss) per share                       145,475         162,689        141,250         110,403
                                                       =========       =========      =========       =========

Note 1: The above unaudited pro forma condensed consolidated statements of operations are not a presentation in accordance with generally accepted accounting principles as they exclude the effects of the following (amounts in thousands):

          Certain inventory related charges included in cost of revenues of $24,000 incurred in the quarter ended March 31, 2001, $64,600 incurred in the quarter ended June 30, 2001, and $42,424 incurred in quarter ended September 30, 2001.

          Restructuring charges of $23,250 incurred in the quarter ended March 31, 2001, $3,900 in the quarter ended June 30, 2001, and $53,379 in the quarter ended September 30, 2001.

          Amortization of intangible assets included in cost of revenues and operating expenses.

          In process research and development charges.

          Stock compensation expense.

          Executive recruitment fees and sign-on bonuses of $4,283 included in SG&A expenses in the quarter ended September 30, 2001.

          Impairment of goodwill of $2,689,857 in the quarter ended September 30, 2001.

          Asset impairments and adverse commitments of $5,295 in SG&A expenses and $671 in R&D expenses in the quarter ended September 30, 2001.

          Investment impairments of $10,300 in the quarter ended June 30, 2001 and $1,079 in the quarter ended September 30, 2001 included in other income/(expense), net

                             Redback Networks, Inc.
                 Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                            Three Months Ended                   Nine Months Ended
                                                       September 30,     September 30,     September 30,     September 30,
                                                            2001              2000              2001              2000
                                                        -----------       -----------       -----------       -----------
Net revenues                                            $    37,001       $    80,558       $   187,365       $   163,449
Cost of revenues                                             69,837            32,924           254,222            56,073
                                                        -----------       -----------       -----------       -----------
Gross margin                                                (32,836)           47,634           (66,857)          107,376
                                                        -----------       -----------       -----------       -----------

Operating expenses:
       Research and development                              26,605            22,639            84,109            58,561
       Selling, general and administrative                   34,713            23,732            92,272            53,584
       Impairment of goodwill                             2,689,857                --         2,689,857                --
       Restructuring charges                                 53,379                --            80,529                --
       Amortization of intangible assets                    314,406           280,493           943,789           630,727
       In-process research and development                       --            25,100                --            40,400
       Amortization of deferred stock compensation            4,370             4,835            51,096             5,884
                                                        -----------       -----------       -----------       -----------
           Total operating expenses                       3,123,330           356,799         3,941,652           789,156
                                                        -----------       -----------       -----------       -----------

Loss from operations                                     (3,156,166)         (309,165)       (4,008,509)         (681,780)

Other income/(expense), net                                  (2,067)            1,071           (10,304)            1,789
                                                        -----------       -----------       -----------       -----------

Net loss                                                $(3,158,233)      $  (308,094)      $(4,018,813)      $  (679,991)
                                                        ===========       ===========       ===========       ===========

Basic and diluted net loss per share                    $    (21.71)      $     (2.50)      $    (28.45)      $     (6.16)
                                                        ===========       ===========       ===========       ===========

Shares used in computing basic and diluted
   net loss per share                                       145,475           123,478           141,250           110,403
                                                        ===========       ===========       ===========       ===========

                             Redback Networks, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)

                                                      September 30,   December 31,
                                                          2001             2000
                                                      -------------   ------------
                 Assets
Assets:
   Cash, cash equivalents and investments in
       marketable debt securities                     $  246,697      $  433,669
   Accounts receivable, net                               33,207          96,377
   Inventories, net                                       64,336          17,207
   Prepayments and other current receivables              23,371          23,754
   Property and equipment, net                           102,763          73,677
   Goodwill                                              465,627       4,040,629
   Other long term assets                                 60,321          85,211
                                                      ----------      ----------
      Total assets                                    $  996,322      $4,770,524
                                                      ==========      ==========

    Liabilities and Stockholders' Equity

Liabilities:
  Accounts payable and accrued liabilities            $  191,376      $  101,500
  Deferred revenue                                        10,936          11,080
  Other non current liabilities                           56,128           2,636
  Convertible notes and borrowings                       504,048         506,161

Stockholders' equity                                     233,834       4,149,147
                                                      ----------      ----------
   Total liabilities and stockholders' equity         $  996,322      $4,770,524
                                                      ==========      ==========